NEWS RELEASE
T. ROWE PRICE GROUP REPORTS SECOND QUARTER 2026 RESULTS
BALTIMORE (July 31, 2026) - T. Rowe Price Group, Inc. (NASDAQ-GS: TROW) today reported its results for the second quarter of 2026.
▪Assets under management (AUM) of $1.9 trillion
▪Net client outflows of $6.5 billion
▪Diluted earnings per common share (EPS) of $2.88
▪Adjusted diluted EPS of $2.57
▪Returned $441 million to stockholders from the recurring quarterly dividend and stock repurchases

Rob Sharps, chair and CEO, commented, “We ended the quarter with a record $1.9 trillion in assets under management and positive flows in May and June reflected client demand in areas where we are investing for growth. We continue to expand our ETF and SMA business and advance our strategic partnerships. While fundamental active equity remains under pressure, I am confident that the progress we are making positions us to deliver long-term value for clients and stockholders."

Financial Highlights

	Three months ended
(in millions, except per-share data)	6/30/2026	6/30/2025	Change(1)	3/31/2026	Change(1)

U.S. GAAP basis
Investment advisory fees	$1,744.8	$1,567.6	11.3%	$1,683.0	3.7%
Capital allocation-based income(2)	$11.9	$(0.4)	n/m	$28.1	n/m
Net revenues	$1,907.4	$1,723.3	10.7%	$1,857.0	2.7%
Operating expenses	$1,366.9	$1,245.0	9.8%	$1,176.5	16.2%
Net operating income	$540.5	$478.3	13.0%	$680.5	(20.6)%
Non-operating income (loss)	$369.1	$235.5	n/m	$(48.3)	n/m
Net income - T. Rowe Price Group, Inc.	$632.0	$505.2	25.1%	$498.2	26.9%
Diluted earnings per common share	$2.88	$2.24	28.6%	$2.23	29.1%

Adjusted basis(3)
Operating expenses	$1,203.2	$1,147.2	4.9%	$1,155.2	4.2%
Operating expenses, excluding accrued carried interest related compensation	$1,194.9	$1,133.9	5.4%	$1,142.3	4.6%
Net operating income	$709.1	$614.4	15.4%	$706.1	0.4%
Non-operating income (loss)	$38.5	$47.1	(18.3)%	$30.9	24.6%
Net income - T. Rowe Price Group, Inc.	$565.0	$506.8	11.5%	$562.0	0.5%
Diluted earnings per common share	$2.57	$2.24	14.7%	$2.52	2.0%

Assets under management (in billions)(4)
Average assets under management	$1,837.7	$1,588.8	15.7%	$1,775.8	3.5%
Ending assets under management	$1,893.4	$1,676.8	12.9%	$1,709.7	10.7%

Investment advisory annualized effective fee rate (EFR) (in bps)
EFR without performance-based fees	38.1	39.6	(1.5)	38.4	(0.3)
EFR with performance-based fees	38.2	39.7	(1.5)	38.6	(0.4)
(1) n/m - the percentage change is not meaningful. (2) Capital allocation-based income represents the change in accrued carried interest. (3) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release. (4) Beginning July 1, 2025, managed account - model delivery assets are included in assets under management.

Assets Under Management(1)
During Q2 2026, assets under management (AUM) increased $183.7 billion to $1.9 trillion. The components of the change in AUM, by asset class, are shown in the table below.

	Three months ended 6/30/2026
(in billions)	Equity	Fixed income, including money market	Multi-asset(2)	Alternatives(3)	Total
Assets under management at beginning of period	$810.5	$214.6	$625.0	$59.6	$1,709.7

Net cash flows prior to manager-driven distributions	(13.5)	4.6	0.4	2.5	(6.0)
Manager-driven distributions	—	—	—	(0.5)	(0.5)
Net cash flows	(13.5)	4.6	0.4	2.0	(6.5)
Net market appreciation (depreciation) and income(4)	122.4	3.1	64.6	0.1	190.2
Change during the period	108.9	7.7	65.0	2.1	183.7
Assets under management at June 30, 2026	$919.4	$222.3	$690.0	$61.7	$1,893.4
(1) Includes fee earning assets in which T. Rowe Price and its affiliates have full discretionary authority along with managed account - model delivery assets.
(2)     The underlying AUM of the multi-asset portfolios have been aggregated and presented in this category and not reported in the equity and fixed income columns.
(3) The alternatives asset class includes strategies authorized to invest more than 50% of its holdings in private credit, leveraged loans, mezzanine, real assets/CRE, structured products, stressed/distressed, non-investment grade CLOs, special situations, business development companies, private equity or that have absolute return as its investment objective. Generally, only those strategies with longer than daily liquidity are included. Unfunded capital commitments were $21.0 billion at June 30, 2026 and $20.9 billion as of March 31, 2026, and are not reflected in fee basis AUM above.
(4) Includes net distributions not reinvested of $0.6 billion.

Investors domiciled outside the United States account for 9.1% of the firm's AUM at June 30, 2026, 8.6% at March 31, 2026 and 8.8% at December 31, 2025.

The firm provides participant accounting and plan administration for retirement plans that primarily invest in the firm's U.S. mutual funds, collective investment trusts, and funds managed outside of the firm's complex. As of June 30, 2026, the firm's assets under administration were $349 billion, of which $192 billion were assets the firm manages.

The firm's multi-asset investment division provides advisory solutions including investment insights, strategic asset allocation design, tactical asset allocation recommendations, and portfolio rebalancing services. The assets in these portfolios, predominantly in the United States, were $31.1 billion at June 30, 2026, compared with $27.8 billion at March 31, 2026.

Financial Results Highlights
Net Revenues

	Three months ended
(in millions)	6/30/2026	6/30/2025	Change	3/31/2026	Change
Investment advisory fees
Equity	$1,011.9	$923.6	9.6%	$974.7	3.8%
Fixed income, including money market	113.5	105.5	7.6%	111.8	1.5%
Multi-asset	529.5	455.9	16.1%	509.1	4.0%
Alternatives	89.9	82.6	8.8%	87.4	2.9%
Total investment advisory fees	1,744.8	1,567.6	11.3%	1,683.0	3.7%
Performance-based advisory fees	6.5	6.4	1.6%	7.5	(13.3)%
Capital allocation-based income(1)	11.9	(0.4)	n/m	28.1	n/m
Administrative, distribution, servicing, and other fees	144.2	149.7	(3.7)%	138.4	4.2%
Net revenues	$1,907.4	$1,723.3	10.7%	$1,857.0	2.7%

Average AUM (in billions):
Equity	$886.6	$784.4	13.0%	$861.2	2.9%
Fixed income, including money market	219.0	198.0	10.6%	213.7	2.5%
Multi-asset	671.2	552.5	21.5%	641.8	4.6%
Alternatives	60.9	53.9	13.0%	59.1	3.0%
Average AUM	$1,837.7	$1,588.8	15.7%	$1,775.8	3.5%

Investment advisory annualized effective fee rate (bps)	38.1	39.6	(1.5)	38.4	(0.3)

Investment advisory annualized effective fee rate, including performance-based fees (bps)	38.2	39.7	(1.5)	38.6	(0.4)

(1) The Capital allocation-based income represents the change in accrued carried interest. The percentage change is not meaningful (n/m).

Net revenues in Q2 2026 were $1.9 billion, an increase of 10.7% from Q2 2025 and 2.7% from Q1 2026. Performance-based fees earned in all periods were primarily in alternatives strategies.

▪The investment advisory annualized effective fee rate, excluding performance-based fees, of 38.1 basis points in Q2 2026 decreased from 39.6 basis points earned in Q2 2025 and 38.4 basis points earned in Q1 2026. In comparison to prior periods, client flows and transfers drove a mix shift in assets under management toward lower fee products and asset classes, partially offset by market appreciation.

▪Capital allocation-based income impacted net revenues as follows:

	Three months ended
(in millions)	6/30/2026	6/30/2025	Change	3/31/2026	Change
Change in accrued carried interest	$15.2	$36.5	$(21.3)	$31.3	$(16.1)
Acquisition-related amortization and impairments	(3.3)	(36.9)	33.6	(3.2)	(0.1)
Capital allocation-based income	$11.9	$(0.4)	$12.3	$28.1	$(16.2)

The changes in accrued carried interest from Q2 2026 and Q1 2026 were primarily driven by weaker relative performance in related credit strategies. The Q2 2026 period also included carried interest related to the late stage venture fund. The decrease in acquisition-related amortization and impairments from Q2 2025 primarily reflects impairments recognized in Q2 2025 that did not recur in Q2 2026. A portion of capital allocation-based income is passed through as compensation, with unpaid amounts reported as non-

controlling interest on the consolidated balance sheet. For detail on the quarterly changes in accrued carried interest, which was reported as part of investments on the consolidated balance sheet, and related non-controlling interest, refer to the tables at the end of this release.

▪Administrative, distribution, servicing, and other fees in Q2 2026 were $144.2 million, a decrease of $5.5 million from Q2 2025 and an increase of $5.8 million from Q1 2026. The decrease from Q2 2025 primarily reflects the reporting change implemented in Q3 2025, in which revenue earned from managed account - model delivery assets and certain other advisory services began being reported within investment advisory fees. Excluding the impact of this reporting change, administrative, distribution, servicing, and other fees would have increased from Q2 2025, primarily due to the timing of cost reimbursements from the firm's U.S. mutual funds. The increase from Q1 2026 was also primarily driven by the timing of these cost reimbursements.

Operating Expenses

	Three months ended
(in millions)	6/30/2026	6/30/2025	Change(1)	3/31/2026	Change(1)
Compensation, benefits, and related costs	$675.9	$648.8	4.2%	$655.1	3.2%
Acquisition-related retention agreements	14.2	14.1	0.7%	14.2	—%
Capital allocation-based income compensation(2)	6.8	(1.5)	n/m	11.4	(40.4)%
Market-related change in deferred compensation liabilities	126.5	66.3	n/m	(21.0)	n/m
Total compensation and related costs	823.4	727.7	13.2%	659.7	24.8%
Distribution and servicing	106.1	92.5	14.7%	99.3	6.8%
Advertising and promotion	20.3	29.9	(32.1)%	18.4	10.3%
Product and recordkeeping related costs	83.1	74.8	11.1%	74.3	11.8%
Technology, occupancy, and facility costs(3)	205.9	195.0	5.6%	204.4	0.7%
General, administrative, and other costs(3)	104.9	93.9	11.7%	92.4	13.5%
Acquisition-related amortization and impairment costs	16.5	31.2	(47.1)%	18.0	(8.3)%
Restructuring charge	6.7	—	n/m	10.0	n/m
Total operating expenses	$1,366.9	$1,245.0	9.8%	$1,176.5	16.2%

Total adjusted operating expenses(4)	$1,203.2	$1,147.2	4.9%	$1,155.2	4.2%

(1) n/m - the percentage change is not meaningful.
(2) Capital allocation-based income compensation represents the change in accrued carried interest compensation along with acquisition-related, non-cash amortization and impairments.
(3) In Q1 2026, we began reporting technology-related professional fees and servicing costs from general, administrative, and other costs to technology, occupancy, and facilities costs to better align with the nature of the expenses following the outsourcing and expansion of the firm's technology capabilities through trusted vendor partnerships. Prior periods were recast to reflect this change. Amounts reclassified were $15.5M for Q2 2025.
(4) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.

Operating expenses were $1,366.9 million, an increase of 9.8% from Q2 2025 and 16.2% from Q1 2026. Adjusted operating expenses in Q2 2026 were $1,203.2 million, an increase of 4.9% from Q2 2025 and 4.2% from Q1 2026.

▪Compensation, benefits, and related costs in Q2 2026 of $675.9 million increased $27.1 million from Q2 2025 and $20.8 million from Q1 2026. The increases from prior periods were primarily due to a higher interim bonus accrual partially offset by lower salaries and related benefits. Lower costs related to long-term incentive compensation further offset the increase compared to Q1 2026. The firm employed 7,544 associates as of June 30, 2026, a decrease of 6.4% from 8,063 associates as of June 30, 2025, and an increase of 0.5% from 7,507 associates as of March 31, 2026.

▪Distribution and servicing costs in Q2 2026 of $106.1 million increased $13.6 million from Q2 2025 and $6.8 million from Q1 2026. The increases from prior periods were primarily driven by higher average assets under management distributed through third-party intermediaries.

▪Advertising and promotion expenses in Q2 2026 of $20.3 million decreased $9.6 million from Q2 2025 and increased $1.9 million from Q1 2026. The decrease from Q2 2025 was primarily driven by reduced media spend and agency costs.

▪Product and recordkeeping related costs in Q2 2026 of $83.1 million increased $8.3 million from Q2 2025 and $8.8 million from Q1 2026. The increases from prior periods were primarily due to the timing of costs reimbursed by the firm's U.S. mutual funds. The offsetting reimbursement is recognized in administrative, distribution, servicing, and other fees revenue.

▪Technology, occupancy, and facility costs in Q2 2026 of $205.9 million increased $10.9 million from Q2 2025 and $1.5 million from Q1 2026. The increase from Q2 2025 was primarily due to higher technology costs, including hosted solutions, cloud services, and depreciation, and the firm's decision in the prior year to outsource certain technology capabilities.

▪General, administrative, and other costs in Q2 2026 of $104.9 million increased $11.0 million from Q2 2025 and $12.5 million from Q1 2026. The increases from prior periods were primarily due to higher travel and certain non-recurring administrative costs.

▪Restructuring charge in Q2 2026 of $6.7 million relates to actions taken under the previously announced broad and ongoing expense management program, which will allow the firm to reduce expense growth and realign resources to support investment in existing and future capabilities. The charge reflects compensation‑related costs, primarily severance.

Non-operating income (loss)

(in millions)	Three months ended
	6/30/2026	6/30/2025	3/31/2026
Net gains (losses) from non-consolidated T. Rowe Price investment products
Cash and discretionary investments
Dividend income	$37.7	$33.8	$34.2
Market-related gains (losses) and equity in earnings (losses)	0.7	13.3	(3.3)
Total net gains (losses) from cash and discretionary investments	38.4	47.1	30.9
Seed capital investments
Dividend income	0.6	0.2	1.0
Market-related gains (losses) and equity in earnings (losses)	66.1	36.8	(11.2)
Net gains (losses) recognized upon deconsolidation	—	3.1	0.2
Investments used to hedge deferred compensation liabilities	133.7	70.5	(32.6)
Total net gains (losses) from non-consolidated T. Rowe Price investment products	238.8	157.7	(11.7)
Other investment income (loss)	(1.4)	8.2	5.6
Net gains (losses) on investments	237.4	165.9	(6.1)
Net gains (losses) on consolidated investment products	132.6	78.6	(41.4)
Other gains (losses), including foreign currency gains (losses)	(0.9)	(9.0)	(0.8)
Non-operating income (loss)	$369.1	$235.5	$(48.3)

Adjusted non-operating income (loss)(1)	$38.5	$47.1	$30.9

(1) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.

On an adjusted basis, non-operating income (loss) consists of investment gains and losses generated from the firm's cash and discretionary investment portfolio. Lower investment gains during Q2 2026 compared to the 2025 period was primarily due to portfolio rebalancing result in less equity exposure in discretionary investments. Compared to Q1 2026, results increased due to stronger market returns and higher cash and discretionary investment balances.

Income taxes

The following reconciles the statutory federal income tax rate to the firm's effective tax rate for the six months ended June 30, 2026 and 2025:

	Six months ended
	6/30/2026	6/30/2025
Statutory U.S. federal income tax rate	21.0%	21.0%
State income taxes, net of federal income tax benefits	2.6	2.7
Net (income) losses attributable to redeemable non-controlling interests(1)	(0.6)	(0.8)
Net excess tax losses (benefits) from stock-based compensation plans activity	(0.1)	(0.2)
Valuation allowances	(0.3)	(0.2)
Other items	0.9	0.6
Effective income tax rate	23.5%	23.1%

Adjusted effective income tax rate	24.1%	24.0%

(1) Net income attributable to redeemable non-controlling interest represents the portion of earnings held in the firm's consolidated investment products, which are not taxable to the firm despite being included in pre-tax income.

The year-to-date 2026 U.S. GAAP increased compared to 2025 primarily due to net income attributable to redeemable non-controlling interests. The adjusted effective tax rate remained consistent with the prior year.

The firm estimates that its effective tax rate for the full year 2026, on a U.S. GAAP and adjusted based, will be in the range of 23.0% to 26.0%.

Other Matters

The financial results presented in this release are unaudited. The firm expects that it will file its Form 10-Q Quarterly Report for the second quarter of 2026 with the U.S. Securities and Exchange Commission later today. The Form 10-Q will include additional information on the firm's unaudited financial results at June 30, 2026.

Certain statements in this earnings release may represent “forward-looking information,” including information relating to anticipated changes in revenues, our operations, expenses, earnings, liquidity, cash flows and capital expenditures, industry or market conditions, amount or composition of assets under management, flows into our investment funds, regulatory developments, changes in our effective fee rate, demand for and pricing of our products, new products and services, effective tax rates, net income and earnings per common share, future transactions, our strategic initiatives, general economic conditions, dividends, stock repurchases, and other market conditions. For a discussion concerning risks and other factors that could affect future results, see the firm's 2025 Annual Report on Form 10-K and subsequent Form 10-Q Quarterly Reports.

T. Rowe Price (NASDAQ-GS: TROW) is a leading global asset management firm, entrusted with managing $1.89 trillion in client assets as of June 30, 2026, about two-thirds of which are retirement-related. Renowned for over 85 years of investment excellence, retirement leadership, and independent proprietary research, the firm leverages its longstanding expertise to ask better questions that can drive better investment decisions. Built on a culture of integrity and prioritizing client interests, T. Rowe Price empowers millions of investors worldwide to thrive amidst evolving markets. Visit troweprice.com/newsroom for news and public policy commentary.

Webcast Information

Chair and Chief Executive Officer, Rob Sharps, Chief Financial Officer, Jen Dardis, and President, Co-head of Global Investments and CIO, Eric Veiel, will provide an update on business performance, review financial results, and answer questions on a webcast to be held on Friday, July 31, 2026 from 8:00 - 8:45 AM (Eastern Time).

To access the webcast or to obtain dial in instructions to ask a question, please visit: investors.troweprice.com. Supplemental materials will be available on the company’s investor relations website. A replay of the webcast will be available on the company’s investor relations website shortly after the event.

T. ROWE PRICE CONTACTS:

Public Relations
Cathy Marzullo
410-345-7819
cathy.marzullo@troweprice.com

Investor Relations
Linsley Carruth
410-345-3717
linsley.carruth@troweprice.com

Unaudited Consolidated Statements of Income	Three months ended			Six months ended
(in millions, except per-share amounts)	6/30/2026	6/30/2025	3/31/2026	6/30/2026	6/30/2025
Revenues
Investment advisory fees	$1,744.8	$1,567.6	$1,683.0	$3,427.8	$3,166.0
Performance-based advisory fees	6.5	6.4	7.5	14.0	16.8
Capital allocation-based income	11.9	(0.4)	28.1	40.0	(1.6)
Administrative, distribution, servicing, and other fees	144.2	149.7	138.4	282.6	306.0
Net revenues	1,907.4	1,723.3	1,857.0	3,764.4	3,487.2

Operating expenses
Compensation, benefits, and related costs	675.9	648.8	655.1	1,331.0	1,306.7
Acquisition-related retention agreements	14.2	14.1	14.2	28.4	28.3
Capital allocation-based income compensation	6.8	(1.5)	11.4	18.2	(1.9)
Market-related change in deferred compensation liabilities	126.5	66.3	(21.0)	105.5	59.1
Total compensation and related costs	823.4	727.7	659.7	1,483.1	1,392.2
Distribution and servicing costs	106.1	92.5	99.3	205.4	186.1
Advertising and promotion costs	20.3	29.9	18.4	38.7	56.0
Product and recordkeeping related costs	83.1	74.8	74.3	157.4	158.6
Technology, occupancy, and facility costs(2)	205.9	195.0	204.4	410.3	376.2
General, administrative, and other costs	104.9	93.9	92.4	197.3	183.6
Acquisition-related amortization and impairment costs	16.5	31.2	18.0	34.5	59.9
Restructuring charge	6.7	—	10.0	16.7	—
Total operating expenses	1,366.9	1,245.0	1,176.5	2,543.4	2,412.6

Net operating income	540.5	478.3	680.5	1,221.0	1,074.6

Non-operating income (loss)
Net gains (losses) on investments	237.4	165.9	(6.1)	231.3	197.8
Net gains (losses) on consolidated investment products	132.6	78.6	(41.4)	91.2	110.5
Other losses, including foreign currency losses	(0.9)	(9.0)	(0.8)	(1.7)	(2.1)
Total non-operating income (loss)	369.1	235.5	(48.3)	320.8	306.2

Income before income taxes	909.6	713.8	632.2	1,541.8	1,380.8
Provision for income taxes	214.2	157.7	148.1	362.3	319.6
Net income	695.4	556.1	484.1	1,179.5	1,061.2
Less: net income (loss) attributable to redeemable non-controlling interests	63.4	50.9	(14.1)	49.3	65.5
Net income attributable to T. Rowe Price Group, Inc.	632.0	505.2	498.2	1,130.2	995.7
Less: net income allocated to outstanding restricted stock and stock unit holders	16.0	12.4	12.5	28.5	24.8
Net income allocated to T. Rowe Price Group, Inc. common stockholders	616.0	492.8	485.7	1,101.7	970.9

Earnings per share on common stock of T. Rowe Price Group, Inc.
Basic	$2.88	$2.24	$2.23	$5.11	$4.39
Diluted	$2.88	$2.24	$2.23	$5.10	$4.38

Weighted-average common shares
Outstanding	214.0	220.2	217.5	215.7	221.3
Outstanding assuming dilution	214.2	220.4	217.6	215.9	221.5

Summary of Adjusted Basis(1)	Three months ended			Six months ended
(in millions, except per-share data)	6/30/2026	6/30/2025	3/31/2026	6/30/2026	6/30/2025

Operating expenses	$1,203.2	$1,147.2	$1,155.2	$2,358.4	$2,282.3
Operating expenses, excluding accrued carried interest related compensation	$1,194.9	$1,133.9	$1,142.3	$2,337.2	$2,265.1
Net operating income	$709.1	$614.4	$706.1	$1,415.2	$1,255.0
Non-operating income (loss)	$38.5	$47.1	$30.9	$69.4	$82.6
Net income attributable to T. Rowe Price	$565.0	$506.8	$562.0	$1,127.0	$1,016.1
Diluted earnings per common share	$2.57	$2.24	$2.52	$5.09	$4.47
(1) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.
(2) In Q1 2026, we began reporting technology-related professional fees and servicing costs from general, administrative, and other costs to technology, occupancy, and facilities costs to better align with the nature of the expenses following the outsourcing and expansion of our technology capabilities through trusted vendor partnerships. Prior periods were recast to reflect this change. Amounts reclassified for the three- and six-month periods ended June 30, 2025 were $15.5M and $29.1M.

Assets Under Management(1)	Six months ended 6/30/2026
(in billions)	Equity	Fixed income, including money market	Multi-asset(2)	Alternatives(3)	Total
Assets under management at beginning of period	$878.5	$211.6	$627.0	$58.5	$1,775.6

Net cash flows prior to manager-driven distributions	(36.1)	8.1	4.5	4.7	(18.8)
Manager-driven distributions	—	—	—	(1.4)	(1.4)
Net cash flows	(36.1)	8.1	4.5	3.3	(20.2)
Net market appreciation and gains(4)	77.0	2.6	58.5	(0.1)	138.0
Change during the period (net cash flows and market)	40.9	10.7	63.0	3.2	117.8
Assets under management at June 30, 2026	$919.4	$222.3	$690.0	$61.7	$1,893.4
(1) Includes assets in which T. Rowe Price and its affiliates have full discretionary authority along with managed account - model delivery assets.
(2)     The underlying AUM of the multi-asset portfolios have been aggregated and presented in this category and not reported in the equity and fixed income columns.
(3) The alternatives asset class includes strategies authorized to invest more than 50% of its holdings in private credit, leveraged loans, mezzanine, real assets/CRE, structured products, stressed/distressed, non-investment grade CLOs, special situations, business development companies, or that have absolute return as its investment objective. Generally, only those strategies with longer than daily liquidity are included. Unfunded capital commitments were $21.0 billion as of June 30, 2026 and $21.6 billion as of December 31, 2025 and are not reflected in fee basis AUM above.
(5) Includes net distributions not reinvested of $1.2 billion.

Net Revenues	Six months ended
(in millions)	6/30/2026	6/30/2025	% Change
Investment advisory fees
Equity	$1,986.6	$1,882.8	5.5%
Fixed income, including money market	225.3	209.1	7.7%
Multi-asset	1,038.6	910.6	14.1%
Alternatives	177.3	163.5	8.4%
Total investment advisory fees	$3,427.8	$3,166.0	8.3%

Average AUM (in billions):
Equity	$873.9	$805.3	8.5%
Fixed income, including money market	216.4	194.8	11.1%
Multi-asset	656.6	551.1	19.1%
Alternatives	60.0	53.3	12.6%
Average AUM	$1,806.9	$1,604.5	12.6%

Non-Operating Income (Loss)	Six months ended
(in millions)	6/30/2026	6/30/2025
Net gains (losses) from non-consolidated investment products
Cash and discretionary investments
Dividend income	$71.9	$64.2
Market-related gains (losses) and equity in earnings (losses)	(2.6)	17.5
Total net gains (losses) from cash and discretionary investments	69.3	81.7
Seed capital investments
Dividend income	1.6	0.4
Market-related gains (losses) and equity in earnings (losses)	54.9	25.5
Net gains (losses) recognized upon deconsolidation	0.2	3.1
Investments used to hedge deferred compensation liabilities	101.1	59.8
Total net gains (losses) from non-consolidated investment products	227.1	170.5
Other investment income (loss)	4.2	27.3
Net gains (losses) on investments	231.3	197.8
Net gains (losses) on consolidated investment portfolios	91.2	110.5
Other gains (losses), including foreign currency gains (losses)	(1.7)	(2.1)
Non-operating income (loss)	$320.8	$306.2

Adjusted non-operating income (loss)(1)	$69.4	$82.6

(1) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.

The following table summarizes the cash flows for the six months ended 2026 that are attributable to T. Rowe Price, our consolidated investment products, and the related eliminations required.

	Six months ended
	6/30/2026
(in millions)	Cash flow attributable to T. Rowe Price	Cash flow attributable to consolidated investment products	Elims	As reported
Cash flows from operating activities
Net income (loss)	$1,130.2	$85.7	$(36.4)	$1,179.5
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, amortization and impairments of property, equipment and software	139.3	—	—	139.3
Amortization and impairment of acquisition-related assets and retention agreements	66.4	—	—	66.4
Stock-based compensation expense	89.8	—	—	89.8
Net (gains) losses recognized on investments	(233.1)	—	36.4	(196.7)
Net (investments) redemptions in sponsored investment products used to economically hedge deferred compensation liabilities	39.4	—	15.4	54.8
Net change in trading securities held by consolidated investment products	—	(547.4)	—	(547.4)
Other changes	533.0	28.3	(5.4)	555.9
Net cash provided by (used in) operating activities	1,765.0	(433.4)	10.0	1,341.6
Net cash provided by (used in) investing activities	(822.5)	(0.7)	105.8	(717.4)
Net cash provided by (used in) financing activities	(1,086.4)	471.6	(115.8)	(730.6)
Effect of exchange rate changes on cash and cash equivalents of consolidated investment products	—	(1.3)	—	(1.3)
Net change in cash and cash equivalents during year	(143.9)	36.2	—	(107.7)
Cash and cash equivalents at beginning of year	3,378.2	39.1	—	3,417.3
Cash and cash equivalents at end of year	$3,234.3	$75.3	$—	$3,309.6

Unaudited Condensed Consolidated Balance Sheet Information	As of
(in millions)	6/30/2026	12/31/2025
Cash and cash equivalents	$3,234.3	$3,378.2
Accounts receivable and accrued revenue	941.6	931.2
Investments	4,090.2	3,325.2
Assets of consolidated investment products	2,477.2	1,951.0
Operating lease assets	369.8	382.9
Property, equipment and software, net	813.5	845.3
Goodwill and intangible assets	2,888.2	2,917.0
Other assets	542.4	611.0
Total assets	15,357.2	14,341.8
Deferred compensation liabilities	1,268.5	1,176.8
Total other liabilities, includes $452.5 million at June 30, 2026 and $21.3 million at December 31, 2025, from consolidated investment products	1,915.9	1,111.8
Non-controlling interests*	1,170.3	1,193.1
Stockholders' equity attributable to T. Rowe Price Group, Inc., 213.3 common shares outstanding at June 30, 2026 and 218.6 common shares outstanding at December 31, 2025	$11,002.5	$10,860.1
* This includes both redeemable and non-redeemable non-controlling interest in consolidated entities.

The following tables detail changes in our investments in affiliated private investment funds - carried interest and non-controlling interest in consolidated entities.

Investments in affiliated private investment funds - carried interest	Three months ended			Six months ended
(in millions)	6/30/2026	6/30/2025	3/31/2026	6/30/2026	6/30/2025
Balance at beginning of period	$377.4	$382.6	$390.3	$390.3	$426.9
Capital allocation-based income:
Change in accrued carried interest	15.2	36.5	31.3	46.5	45.7
Acquisition-related amortization and impairments	(3.3)	(36.9)	(3.2)	(6.5)	(47.3)
Net distributions	(8.2)	(10.9)	(41.0)	(49.2)	(54.0)
Balance at end of period	$381.1	$371.3	$377.4	$381.1	$371.3

Non-controlling interests (NCI) in consolidated entities	Three months ended			Six months ended
(in millions)	6/30/2026	6/30/2025	3/31/2026	6/30/2026	6/30/2025
Balance at beginning of period	$157.6	$160.4	$157.1	$157.1	$160.7
Capital allocation-based income compensation:
Change in accrued carried interest compensation	8.3	13.3	12.9	21.2	17.2
Acquisition-related amortization and impairments	(1.5)	(14.8)	(1.5)	(3.0)	(19.1)
Net contributions (distributions)	(3.4)	(5.6)	(10.9)	(14.3)	(5.5)
Balance at end of period	$161.0	$153.3	$157.6	$161.0	$153.3

Non-GAAP Information and Reconciliation

The firm believes the non-GAAP financial measures below provide relevant and meaningful information to investors about its core operating results. These measures have been established in order to increase transparency for the purpose of evaluating the firm's core business, for comparing current results with prior period results, and to enable more appropriate comparison with industry peers. However, non-GAAP financial measures should not be considered as a substitute for financial measures calculated in accordance with U.S. GAAP and may be calculated differently by other companies.

The following schedules reconcile U.S. GAAP financial measures to non-GAAP financial measures for the three months ended June 30, 2026 and 2025 and March 31, 2026.

	Three months ended 6/30/2026
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price Group, Inc.	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$1,366.9	$540.5	$369.1	$214.2	$632.0	$2.88
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	1.5	1.8	—	0.4	1.4	—
Acquisition-related retention arrangements(1) (Compensation and related costs)	(14.2)	14.2	—	3.5	10.7	0.05
Intangible assets amortization and impairments(1)	(16.5)	16.5	—	4.0	12.5	0.06
Total acquisition-related	(29.2)	32.5	—	7.9	24.6	0.11
Deferred compensation liabilities(2) (Compensation and related costs)	(126.5)	126.5	(133.7)	(1.7)	(5.5)	(0.03)
Restructuring charge(3)	(6.7)	6.7	—	2.1	4.6	0.02
Consolidated investment products(4)	(1.3)	2.9	(132.6)	(24.2)	(42.1)	(0.19)
Other non-operating income(5)	—	—	(64.3)	(15.7)	(48.6)	(0.22)
Adjusted Basis	$1,203.2	$709.1	$38.5	$182.6	$565.0	$2.57

	Three months ended 6/30/2025
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price Group, Inc.	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$1,245.0	$478.3	$235.5	$157.7	$505.2	$2.24
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	14.8	22.1	—	5.2	16.9	0.07
Acquisition-related retention arrangements(1) (Compensation and related costs)	(14.1)	14.1	—	3.3	10.8	0.05
Intangible assets amortization and impairments(1)	(31.2)	31.2	—	7.3	23.9	0.11
Total acquisition-related	(30.5)	67.4	—	15.8	51.6	0.23
Deferred compensation liabilities(2) (Compensation and related costs)	(66.3)	66.3	(70.5)	(1.0)	(3.2)	(0.02)
Consolidated investment products(4)	(1.0)	2.4	(78.6)	(8.6)	(16.7)	(0.07)
Other non-operating income(5)	—	—	(39.3)	(9.2)	(30.1)	(0.14)
Adjusted Basis	$1,147.2	$614.4	$47.1	$154.7	$506.8	$2.24

	Three months ended 3/31/2026
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price Group, Inc.	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$1,176.5	$680.5	$(48.3)	$148.1	$498.2	$2.23
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	1.5	1.7	—	0.5	1.2	0.01
Acquisition-related retention arrangements(1) (Compensation and related costs)	(14.2)	14.2	—	4.2	10.0	0.04
Intangible assets amortization and impairments(1)	(18.0)	18.0	—	5.3	12.7	0.06
Total acquisition-related	(30.7)	33.9	—	10.0	23.9	0.11
Deferred compensation liabilities(2) (Compensation and related costs)	21.0	(21.0)	32.6	3.5	8.1	0.04
Restructuring charge(3)	(10.0)	10.0	—	3.0	7.0	0.03
Consolidated investment products(4)	(1.6)	2.7	41.4	8.9	21.1	0.09
Other non-operating income(5)	—	—	5.2	1.5	3.7	0.02
Adjusted Basis	$1,155.2	$706.1	$30.9	$175.0	$562.0	$2.52

The following schedules reconcile certain U.S. GAAP financial measures for the six months ended June 30, 2026 and 2025.

	Six months ended 6/30/2026
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price Group, Inc.	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$2,543.4	$1,221.0	$320.8	$362.3	$1,130.2	$5.10
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	3.0	3.5	—	0.9	2.6	0.01
Acquisition-related retention arrangements(1) (Compensation and related costs)	(28.4)	28.4	—	7.6	20.8	0.09
Intangible assets amortization and impairments(1)	(34.5)	34.5	—	9.4	25.1	0.12
Total acquisition-related	(59.9)	66.4	—	17.9	48.5	0.22
Deferred compensation liabilities(2) (Compensation and related costs)	(105.5)	105.5	(101.1)	1.7	2.7	0.01
Restructuring charge(3)	(16.7)	16.7	—	5.1	11.6	0.05
Consolidated investment products(4)	(2.9)	5.6	(91.2)	(15.2)	(21.1)	(0.09)
Other non-operating income(5)	—	—	(59.1)	(14.2)	(44.9)	(0.20)
Adjusted Basis	$2,358.4	$1,415.2	$69.4	$357.6	$1,127.0	$5.09

	Six months ended 6/30/2025
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price Group, Inc.	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$2,412.6	$1,074.6	$306.2	$319.6	$995.7	$4.38
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	19.1	28.2	—	6.4	21.8	0.10
Acquisition-related retention arrangements(1) (Compensation and related costs)	(28.3)	28.3	—	6.3	22.0	0.10
Intangible assets amortization and impairments(1)	(59.9)	59.9	—	13.2	46.7	0.20
Total acquisition-related	(69.1)	116.4	—	25.9	90.5	0.40
Deferred compensation liabilities(2) (Compensation and related costs)	(59.1)	59.1	(59.8)	(0.3)	(0.4)	—
Consolidated investment products(4)	(2.1)	4.9	(110.5)	(11.6)	(28.5)	(0.13)
Other non-operating income(5)	—	—	(53.3)	(12.1)	(41.2)	(0.18)
Adjusted Basis	$2,282.3	$1,255.0	$82.6	$321.5	$1,016.1	$4.47

(1)    These non-GAAP adjustments remove the impact of acquisition-related amortization of intangible assets, amortization of acquired investment and non-controlling interest basis differences and amortization of compensation-related arrangements. The firm believes adjusting for these charges helps the reader's ability to understand our core operating results and increases comparability period to period.

(2)    This non-GAAP adjustment eliminates the compensation expense impact from market valuation changes in deferred compensation liabilities, including the supplemental savings plan and restricted fund units, and the related net gains (losses) on investments used as economic hedges against the related liabilities. The liabilities are adjusted based on the performance of hypothetical investments selected by participants. The firm uses investment products to economically hedge the market risk associated with the supplemental savings plan liability and the expected settlement value of unvested restricted fund units. The firm believes it is useful to offset the non-operating investment income (loss) of the hedges against the related compensation expense and remove the net impact to help the reader's ability to understand the firm's core operating results and to increase comparability period to period.

(3)    This non‑GAAP adjustment removes the impact of actions taken as part of the firm’s broad, ongoing plan to reduce expense growth and realign resources to support existing and future capabilities.The firm believes this adjustment helps the reader’s ability to understand the firm's core operating results and increases comparability period to period.

(4)    This non-GAAP adjustment removes the impact of the consolidated investment products by adding back their operating expenses and subtracting their investment income. The operating expense adjustment represents their operating expenses net of related investment advisory and administrative fees. The adjustment to net income attributable to T. Rowe Price Group, Inc. represents the consolidated investment products' net income, net of redeemable non-controlling interests. The firm believes this adjustment helps the reader’s ability to understand our core operating results and increases comparability period to period.

(5)    This non-GAAP adjustment removes non-operating income (loss) earned on those investments that are not economic hedges for the deferred compensation liabilities and are not part of the cash and discretionary investment portfolio. The firm retain gains from cash and discretionary investments in our non-GAAP measures, as they are considered part of our core operations. The firm believes adjusting for the remaining non-operating income (loss) helps the reader’s ability to understand the firm's core operating results and increases comparability period to period. Additionally, the firm does not emphasize this portion of non-operating income (loss) when assessing the firm's performance.

(6)    The income tax impacts were calculated in order to achieve an overall year-to-date non-GAAP effective tax rate of 24.1% in 2026 and 24.0% in 2025. As such, the non-GAAP effective tax rate for the three months ended June 30, 2026 and 2025 was 24.4% and 23.4%, respectively.

(7)    This non-GAAP measure was calculated by applying the two-class method to adjusted net income attributable to T. Rowe Price Group, Inc. and dividing by the weighted-average common shares outstanding assuming dilution. The calculation of adjusted net income allocated to common stockholders is as follows:

	Three months ended			Six months ended
	6/30/2026	6/30/2025	3/31/2026	6/30/2026	6/30/2025
Adjusted net income attributable to T. Rowe Price	$565.0	$506.8	$562.0	$1,127.0	$1,016.1
Less: adjusted net income allocated to outstanding restricted stock and stock unit holders	14.2	12.5	14.1	28.3	25.4
Adjusted net income allocated to common stockholders	$550.8	$494.3	$547.9	$1,098.7	$990.7